Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Streamline Health Solutions, Inc.

Atlanta, Georgia

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated April 26, 2013, relating to the consolidated financial statements and financial statement schedule of Streamline Health Solutions, Inc. appearing in the Company’s Annual Report on Form 10-K for the year ended January 31, 2013.

/s/ BDO USA LLP

Chicago, Illinois
May 22, 2013